      As filed with the Securities and Exchange Commission on September 1, 2000
                                                     REGISTRATION NO. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                                   PEARSON PLC
             (Exact name of Registrant as specified in its charter)

      ENGLAND AND WALES                                NOT REQUIRED
 (State or other jurisdiction of                       (IRS Employer
 incorporation or organization)                        Identification No.)

                                  -------------

                              3 BURLINGTON GARDENS
                             LONDON, ENGLAND W1X 1LE
                                 44-20-7411-2000
          (Address, including zip code, of Principal Executive Offices)

                                 --------------

    THE FAMILY EDUCATION COMPANY AMENDED AND RESTATED 1990 STOCK OPTION PLAN
     THE FAMILY EDUCATION NETWORK, INC. 2000 STOCK OPTION AND INCENTIVE PLAN
                   PEARSON PLC WORLDWIDE SAVE FOR SHARES PLAN
                            (Full Title of the Plan)

                                   -----------

                                  PEARSON INC.
                           1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 641-2400

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                    COPY TO:

                                CHARLES E. ENGROS
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                               FAX: (212) 309-6273

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

                         CALCULATION OF REGISTRATION FEE



--------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED          PROPOSED
                                                                    MAXIMUM            MAXIMUM
           TITLE OF SECURITIES TO              AMOUNT TO BE         OFFERING          AGGREGATE        AMOUNT OF
               BE REGISTERED                   REGISTERED(1)    PRICE PER SHARE       OFFERING       REGISTRATION
                                                                                        PRICE           FEE (8)
--------------------------------------------------------------------------------------------------------------------
Company's Ordinary Shares, 25p per share         512,921(2)        $ 6.26(5)           $ 3,210,885.46      $  847.68
                                                  19,589(3)        $ 6.81(6)           $   133,401.09      $   35.22
                                               1,000,000(4)        $27.23(7)           $27,230,000.00      $7,188.72

TOTAL                                          1,532,510                                                   $8,071.62
                                               =========                                                   =========


(1) American Depositary Shares which may be issued with respect to Ordinary Shares will be registered under a separate Registration Statement on Form F-6.

(2) The Ordinary Shares of 25p each being registered were granted to certain United States employees who were participants in The Family Education Company Amended and Restated 1990 Stock Option Plan and The Family Education Network, Inc. 2000 Stock Option Plan (collectively, the "Plans"). The Plans were assumed by Pearson Inc. pursuant to an Agreement and Plan of Merger among Pearson Inc., Quill Acquisition Corp. and The Family Education Network, Inc., dated June 28, 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement, all outstanding stock options under the Plans will be converted to stock options for Pearson plc Ordinary Shares. In addition to the Ordinary Shares indicated above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement also covers an indeterminate number of Ordinary Shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Plans.

(3) The Ordinary Shares of 25p each being registered hereby will be granted by Pearson plc to certain United States employees under The Family Education Network, Inc. 2000 Stock Option Plan, if certain objectives are met.

(4) The Ordinary Shares of 25p each being registered hereby will be granted by Pearson plc to certain United States employees who are participants in the Pearson plc Worldwide Save for Shares Plan.

(5) The average weighted exercise price of outstanding Ordinary Shares pursuant to Rule 457(h)(1).

(6) The maximum offering price per share used to calculate the registration fee was estimated by determining 25% of the fair market value of Pearson plc Ordinary Shares based on the closing price of the Ordinary Shares on the London Stock Exchange on August 30,2000, pursuant to certain agreements with certain United States employees; this calculation was based upon an exchange rate of L1.00 = $1.456, the noon buying rate on August 30, 2000.

(7) The maximum offering price per share used to calculate the registration fee was estimated pursuant to Rule 457, based upon an exchange rate of L1.00 = $1.456, the noon buying rate on August 30, 2000.

(8) Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by .000264.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Explanatory Note to Part I of this Registration Statement on Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by us with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration
Statement:

          (a) The description of our Ordinary Shares, par value 25p, and our American Depository Shares contained in our Registration Statement on Form F-1 (Registration No. 333-43198), including any amendment or report filed for the purpose of updating such description.

          (b) All other reports filed by us with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of our fiscal year ended December 31, 1999.

          All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

          Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Subject to applicable English law, our directors and officers will be indemnified by us and/or exempted by us from all costs, charges, losses and liabilities incurred by them in the actual or purported exercise or discharge of their powers or duties. This indemnity and exemption includes any liability incurred by them in defending any civil or criminal proceedings which relate to anything done or alleged to have been done by them as our officer or employee and in which judgment is given in their favor; or where proceedings are disposed of without any finding or admission of any material breach of duty on their part; or in which they are acquitted or in respect of which relief from liability is granted.

          Our directors have the power to purchase and maintain insurance for, or for the benefit of, any persons that are or were at any time a director or officer of us or any company we control or that is part of our group (a "Relevant Company") or that are or were trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested. Such insurance may include insurance against any liability incurred by them in respect of any act or omission in the actual or purported exercise or discharge of their powers or duties in relation to any Relevant Company, or such pension fund or employees' share scheme.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

Item 8.  EXHIBITS.



          EXHIBIT          DESCRIPTION

          4.1              Memorandum and Articles of Association of Pearson (incorporated by reference from Exhibits 3.1 and 3.2 to Pearson's Registration Statement
                           on Form F-1 (No. 333-43198))

          4.2              Specimen certificate for ordinary shares of Pearson plc, 25 par value
                           (incorporated by reference from Exhibit 4.1 to Pearson's Registration
                           Statement on Form F-1 (No. 333-43198))

          4.3              Form of Amended Deposit Agreement between Pearson plc and The Bank of
                           New York and Form of ADR (incorporated by reference from Exhibit 4.2 to
                           Pearson's Registration Statement on Form F-1 (No. 333-43198))

          4.4              The Family Education Company Amended and Restated 1990 Stock Option Plan

          4.5              The Family Education Network, Inc. 2000 Stock Option and Incentive Plan

          4.6              Pearson plc Worldwide Save for Shares Plan

          5                Opinion of Freshfields Bruckhaus Deringer

          23.1             Consent of PricewaterhouseCoopers

          23.2             Consent of PricewaterhouseCoopers LLP

          23.3             Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5)

          24               Powers of Attorney (included on signature page hereof)

Item 9.  UNDERTAKINGS.

              (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, on the 1st day of September, 2000.

                                           Pearson plc

                                           By: /s/ John Makinson
                                               -------------------------------
                                               John Makinson

                                           By: /s/ Stevenson
                                               -------------------------------
                                               Lord Stevenson

         Each person whose signature appears below constitutes and appoints Marjorie Scardino, John Makinson and Peter Gill and each of them, with full power to act without, the other such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.



SIGNATURE                                            TITLE                                       DATE

/s/ Stevenson                                     Chairman                              September 1, 2000
----------------------------------
Lord Stevenson

/s/ Marjorie Scardino                             Chief Executive Officer and           September 1, 2000
----------------------------------                Director (principal executive
Marjorie Scardino                                 officer)




SIGNATURE                                            TITLE                                       DATE


/s/ John Makinson                                 Finance Director (principal           September 1, 2000
----------------------------------
John Makinson                                     financial officer)

/s/ Peter Gill                                    Director, Financial Operations        September 1, 2000
----------------------------------
Peter Gill                                        (principal accounting officer)

/s/ David Bell                                    Director                              September 1, 2000
----------------------------------
David Bell

/s/ Burns                                         Director                              September 1, 2000
----------------------------------
Lord Burns

/s/ Gillian Lewis                                 Director                              September 1, 2000
----------------------------------
Gillian Lewis

/s/ Reuben Mark                                   Director                              September 1, 2000
----------------------------------
Reuben Mark

/s/ Vernon Sankey                                 Director                              September 1, 2000
----------------------------------
Vernon Sankey

/s/ Rana Talwar                                   Director                              September 1, 2000
----------------------------------
Rana Talwar

U.S. AUTHORIZED REPRESENTATIVE

PEARSON INC.

By: /s/ Philip Hoffman
----------------------------------
Name:  Philip Hoffman
Title:    President

                                  EXHIBIT INDEX



         EXHIBIT           DESCRIPTION

          4.1              Memorandum and Articles of Association of Pearson (incorporated by reference from Exhibits 3.1 and 3.2 to Pearson's Registration Statement
                           on Form F-1 (No. 333-43198))

          4.2              Specimen certificate for ordinary shares of Pearson plc, 25 par value
                           (incorporated by reference from Exhibit 4.1 to Pearson's Registration
                           Statement on Form F-1 (No. 333-43198))

          4.3              Form of Amended Deposit Agreement between Pearson plc and The Bank of
                           New York and Form of ADR (incorporated by reference from Exhibit 4.2 to
                           Pearson's Registration Statement on Form F-1 (No. 333-43198))

          4.4              The Family Education Company Amended and Restated 1990 Stock Option Plan

          4.5              The Family Education Network, Inc. 2000 Stock Option and Incentive Plan

          4.6              Pearson plc Worldwide Save for Shares Plan

          5                Opinion of Freshfields Bruckhaus Deringer

          23.1             Consent of PricewaterhouseCoopers

          23.2             Consent of PricewaterhouseCoopers LLP

          23.3             Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5)

          24               Powers of Attorney (included on signature page hereof)